SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. ___)

[X]   Filed by Registrant

[ ]   Filed by a Party other than the Registrant


Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                           NATURAL HEALTH TRENDS CORP.
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)    Title of each class of securities to which transaction applies:

            N/A
      -------------------------------------------------------------------------

2)    Aggregate number of securities to which transaction applies:

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3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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4)    Proposed maximum aggregate value of transaction:

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(1)   Set forth the amount on which the filing fee is calculated and state how it was determined.

      [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

            1)  Amount Previously Paid:
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            2)  Form, Schedule or Registration Statement No.:
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            3)  Filing Party:
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            4)  Date Filed:
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

                           NATURAL HEALTH TRENDS CORP.
                     5605 N. MacArthur Boulevard, 11th Floor
                               Irving, Texas 75038



                                          February 13, 2003


Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Natural Health Trends Corp. The meeting will be held on March 11, 2003 at 12901 Hutton Drive, Dallas, Texas 75234 at 10 a.m., central standard time. In the following pages, you will find the formal notice of our annual meeting and our proxy statement. After reading the proxy statement, please mark, sign and promptly return the enclosed proxy card to ensure that your shares are represented at the meeting.

     We hope that many of you will be able to attend our annual meeting in person. It is important that your shares be represented and voted at the annual meeting regardless of the size of your holdings. If your shares are registered in your name and you plan to attend the annual meeting, please mark the appropriate box on the enclosed proxy card and you will be registered for the meeting. We urge you to attend the meeting but if you cannot, you may instead vote by proxy.

     We appreciate the continuing interest of our shareholders in our business, and we look forward to seeing you at the meeting.

                                          Sincerely,



                                          Mark D. Woodburn
                                          President and Chief Financial Officer

                           NATURAL HEALTH TRENDS CORP.
                     5605 N. MacArthur Boulevard, 11th Floor
                               Irving, Texas 75038

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 11, 2003
                    ----------------------------------------

               To the Shareholders of Natural Health Trends Corp.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Natural Health Trends Corp. (the "Company") will be held on March 11, 2003 at 12901 Hutton Drive, Dallas, Texas 75234 at 10 a.m., central standard time, and thereafter as it may from time to time be adjourned, for the purposes stated below.

            1. To elect two (2) directors to the Board of Directors of the Company for a one (1) year term and until the next annual meeting of the Company's shareholders;

            2. To effect a reverse stock split of the Company's issued common stock, par value $.001 per share, on the basis of one (1) new share of common stock for each one hundred (100) shares of common stock outstanding;

            3.    To approve the adoption of the Company's 2002 Stock Plan;

            4. To ratify the appointment of Sherb & Co., LLP as independent public accountants for the Company for fiscal year ending December 31, 2002;

            5. To ratify a certain amendment to the Company's Articles of Incorporation pursuant to which the Company increased the number of authorized shares of common stock from 50,000,000 shares to 500,000,000 shares; and

            6. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      All shareholders are cordially invited to attend the Annual Meeting. Only those shareholders of record at the close of business on February 3, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available at the Meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    ------------------------------------------
February 13, 2003                   Mark D. Woodburn
                                    President and Chief Financial Officer


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO OUR TRANSFER AGENT.

                           NATURAL HEALTH TRENDS CORP.
                     5605 N. MacArthur Boulevard, 11th Floor
                               Irving, Texas 75038

                                 PROXY STATEMENT


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Natural Health Trends Corp., a Florida corporation (the "Company"), for use at an Annual Meeting of the Company's shareholders to be held at 12901 Hutton Drive, Dallas, Texas 75234 on March 11, 2003 at 10 a.m., central standard time, and at any adjournments thereof (the "Annual Meeting").

         The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect two (2) directors to the Board of Directors of the Company for a one (1) year term and until the next annual meeting of the Company's shareholders; (ii) to effect a reverse stock split of the Company's issued common stock, par value $.001 per share, on the basis of one (1) new share of common stock for each one hundred (100) shares of common stock outstanding (the "Reverse Stock Split"); (iii) to approve the adoption of the Company's 2002 Stock Plan; (iv) to ratify the appointment of Sherb & Co., LLP as independent public accountants for the Company for fiscal year ending December 31, 2002; (v) to ratify a certain prior amendment to the Company's Articles of Incorporation pursuant to which the Company increased the number of authorized shares of common stock from 50,000,000 shares to 500,000,000 shares (the "Charter Amendment"); and (vi) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the person named in the proxy will vote on such other matters and/or for other nominees in accordance with his best judgment. The Company's Board of Directors recommends that the shareholders vote in favor of each of the proposals. Only holders of record of common stock, $.001 par value (the "Common Stock"), of the Company at the close of business on February 3, 2003 (the "Record Date") will be entitled to vote at the Annual Meeting.

The principal executive offices of the Company are located at 5605 N. MacArthur Boulevard, 11th Floor, Irving, Texas 75038 and its telephone number is (972) 819-2035. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to shareholders is February 13, 2003. The Company's (i) Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 16, 2002 and (ii) Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002, are being sent to shareholders together with this Proxy Statement and are incorporated herein by reference. In addition, incorporated by reference are the Company's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2002 and June 30, 2002.

                 INFORMATION CONCERNING SOLICITATION AND VOTING


            As of the Record Date, there were 462,873,100 shares of Common Stock outstanding held by approximately 302 holders of record and 4,231 beneficial owners. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for the approval of the adoption to the Company's 2002 Stock Plan described in Proposal 3 and the ratification of the appointment of Sherb & Co., LLP as independent public accountants of the Company for fiscal year ending December 31, 2002 described in Proposal 4. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding is required for approval of the Reverse Stock Split described in Proposal 2 and the ratification of the Charter Amendment described in Proposal 5. For purposes of the vote on the approval of the adoption to the Company's 2002 Stock Plan described in Proposal 3 and the ratification of the appointment of Sherb & Co., LLP as independent public accountants of the Company for fiscal year ending December 31, 2002 described in Proposal 4, abstentions will not be counted as votes entitled to be cast on these matters and will have no affect on the result of the vote. "Broker non-votes," which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no affect on the outcome of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposal 1 and Proposal 4. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matters.

         The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. In addition, the Company may elect to engage a proxy solicitation firm to solicit shareholders to vote or grant a proxy with respect to the proposals contained in this Proxy Statement. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

         Proxies given by shareholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, shareholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

Recent Developments

      As of January 31, 2003, the Company entered into a Database Purchase Agreement with NuEworld.com Commerce, Inc., a Delaware corporation ("NuEworld"), and Lighthouse Marketing Corporation, a wholly owned subsidiary of the Company ("Lighthouse"), pursuant to which Lighthouse purchased a database of distributors from NuEworld in exchange for the issuance by the Company of 36 million shares of its common stock. NuEworld was engaged in the business of marketing and selling a variety of products and services through its multi-level marketing distribution network.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS
                              ---------------------

         Under the By-Laws of the Company (the "By-Laws"), the Board of Directors of the Company is authorized to be not less than one or greater than ten directors, subject to which limitation the number of directors may be fixed from time to time by action of the shareholders or of the directors, with all directors elected by the shareholders each year at the annual shareholder's meeting. The Company's board presently consists of one (1) director whose term expires at the Annual Meeting. Officers are elected annually by and serve at the discretion of the Board of Directors.

         The Board has nominated two (2) candidates to serve as directors. The names and biographical summaries of the two (2) persons who have been nominated by the Board of Directors to stand for election at the Annual Meeting have been provided below for your information. The Board of Directors has proposed that these persons be elected at the Annual Meeting to serve until the next annual meeting of shareholders. The proxies will be voted for the election of the two
(2) nominees listed below as directors of the Company unless otherwise specified on the form provided. A plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting will be necessary to elect the directors listed below. If, for any reason, any of the nominees shall be unable or unwilling to serve, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Shareholders may abstain from voting by marking the appropriate boxes on the enclosed proxy card. Abstentions shall be counted separately and shall be used for purposes of calculating quorum.

Biographical Summaries of Nominees for the Board of Directors

Mark D. Woodburn. Mr. Woodburn has been a director of the Company since August 2000 and has been the Chief Financial Officer and Secretary of the Company since April 1999. From October 1992 until February 1999, Mr. Woodburn served as a director and the Secretary of Kaire International, Inc. Mr. Woodburn has also served as the Chief Financial Officer of Lexxus International, Inc. since March 2001. Since September 2000, Mr. Woodburn has also served at the Company's President.

Terry LaCore. Mr. LaCore has been the Chief Executive Officer of Lexxus International, Inc. since March 2001. From March 1999 until February 2001,
Mr. LaCore was President of Kaire Neutraceuticals, Inc. From September 1997 until March 1999, Mr. LaCore was President of Visionquest International Inc., a network marketing company which subsequently changed its name to Netvision International, Inc. From March 1997 until September 1997, Mr. LaCore was an independent distributor with Visionquest International, Inc.

Recommendation of the Board of Directors

         The Board of Directors unanimously recommends a vote FOR the election of Messrs. Woodburn and LaCore. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

Directors and Executive Officers

         Certain information concerning the directors and executive officers of the Company is set forth below:

Name                    Age         Position(s) with the Company
----                    ---         ----------------------------

Mark D. Woodburn        32          President, Chief Financial Officer,
                                    Secretary and Sole Director

Terry LaCore            30          Chief Executive Officer of Lexxus
                                    International, Inc.

      See "Biographical Summaries of Nominees for the Board of Directors" above for biographical summaries of Messrs. Woodburn and LaCore.

Director Compensation

      Neither the director of the Company nor those of any of its subsidiaries receive any fixed compensation for their services as directors. Neither the Company nor any of its subsidiaries paid its directors any cash or other form of compensation for acting in such capacity, although directors who were also executive officers received cash compensation for acting in the capacity of executive officers.

Meetings and Committees of the Board of Directors

         The Board of Directors met (or executed written consents in lieu of meeting) 6 times during the fiscal year ended December 31, 2001. The Board of Directors does not presently have any committees. It anticipated that following the Annual Meeting, the Board of Directors will form an audit committee and compensation committee.

The Audit Committee

         It is expected that the Audit Committee of the Board of Directors will be formed in 2003 and that it will consist solely of newly appointed independent directors. The Audit Committee will meet during the fiscal year ending December 31, 2003. The Audit Committee will be primarily responsible for reviewing the services performed by the Company's independent public accountants, evaluating the Company's accounting policies and its system of internal controls, and reviewing significant finance transactions.

         The audit functions of the Audit Committee will be focused on three areas:

         - the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

         - the hiring, replacing, independence and performance of the Company's independent public accountants.

         - the evaluation of the quality of the Company's accounting principals and financial reporting as well as the Company's compliance with legal and regulatory requirements.

         The Audit Committee will meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee will discuss these matters with the Company's independent public accountants and with appropriate Company financial personnel. Meetings will be held with the independent public accountants who will have unrestricted access to the Audit Committee. The Audit Committee will appoint the independent public accountants and will review periodically their performance and independence from management. In addition, the Audit Committee will review the Company's financing plans and report recommendations to the full Board of Directors to approve and to authorize action. The Directors who will serve on the Audit Committee will be "Independent" for purposes of stock exchange listing standards. That is, no member of the Audit Committee will have had a relationship to the Company that may interfere with its independence from the Company and its management. The Board intends to adopt a written charter setting out the functions the Audit Committee is to perform.

         Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent public accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and will discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

         The Audit Committee will review the Company's audited financial statements and meet with both management and Sherb & Co., LLP, the Company's independent public accountants, to discuss such audited financial statements. Management will represent to the Audit Committee that the financial statements are prepared in accordance with generally accepted accounting principles. The Audit Committee will receive from and discuss with Sherb & Co., LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee will also discuss with Sherb & Co., LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Based on these reviews and discussions, the Audit Committee will make a recommendation to the Board regarding the Company's audited financial statements and whether they should be included in the Company's Annual Report on Form 10-KSB for the fiscal year ending December 31, 2002.

Audit Fees

         For the fiscal year ended December 31, 2001, the Company incurred professional fees to its independent public accountants in the amount of $55,000 related to auditing services.

Financial Information Systems Design and Implementation Fees

         For the fiscal year ended December 31, 2001, there were no fees billed by the Company's independent public accountants for professional services rendered for information technology services relating to financial information systems design and implementation.

All Other Fees

         For the fiscal year ended December 31, 2001, the Company did not incur any professional fees from its independent public accountants related to all other services.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

      The following table sets forth for each of the last three fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999 the remuneration paid by the Company to its Chief Executive Officer and all other executive officers that earned in excess of $100,000 in annual salary and bonus during such fiscal years:

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION                                                     LONG-TERM
                                                                                                      COMPENSATION
                                                                                                      AWARDS
                                                                                       RESTRICTED     SECURITIES
                                                                    OTHER ANNUAL       STOCK          UNDERLYING
NAME AND PRINCIPAL POSITION        YEAR    SALARY($)    BONUS($)    COMPENSATION(1)    AWARD(S)($)    OPTION/SARs(#)
---------------------------        ----    ---------    --------    ---------------    -----------    --------------
Mark D. Woodburn                   2001    $ 17,000     ---                ---             ---          3,000,000(3)
President & CFO (2)                2000    $ 34,000     ---                ---             ---              ---
                                   1999    $ 55,750     ---                ---             ---              ---

Terry LaCore                       2001    $115,000     ---                ---             ---          6,000,000(4)
CEO of Lexxus International, Inc.  2000    $100,000     ---               16,016           ---              ---
                                   1999    $ 80,769     ---                ---             ---              ---

Robert L. Richards(5)              2001    ---          ---                ---             ---              ---
Former President & CEO             2000    $ 68,692     ---                ---             ---              ---
                                   1999    $ 96,923     ---                ---             ---              ---

Joseph P. Grace(6)                 1999    $133,333     ---                ---             ---              ---
Former President


------------------

(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of each of such individual's total annual salary and bonus.

(2) Mr. Woodburn became the Company's President in September 2000 and the Company's Secretary in April 1999. Between April 1999 and September 2000, he served as the Company's Chief Financial Officer.

(3) Includes options issued to Benchmark Consulting Group, an affiliate of Mr. Woodburn, exercisable for 3,000,000 shares of common stock. Such options were subsequently assigned to the LaCore and Woodburn Partnership in September 2002 with respect to which Mr. Woodburn is a general partner. See "Option Agreements" below.

(4) Includes (i) options exercisable for 3,000,000 shares assigned by Benchmark Consulting Group to the LaCore and Woodburn Partnership with respect to which Mr. LaCore is a general partner and (ii) options granted to Mr. LaCore exercisable for 3,000,000 shares of common stock. See "Option Agreements" below.

(5) Mr. Richards became the Company's President in September 1999 and resigned in August 2000.

(6)   Mr. Grace resigned in September 1999.

      During the fiscal year ended December 31, 2001, neither the Company's Chief Executive Officer nor the other executive officers named in the above Summary Compensation Table exercised any options.

      The following table sets forth certain information with respect to options granted during the last fiscal year to the Company's executive officers named in the above Summary Compensation Table.

                      Option/SAR Grants In Last Fiscal Year

                   Number of    Percent of Total
                  Securities      Options/SARS
                  Underlying       Granted to      Exercise or
                 Options/SARS    Employees in       Base Price
Name              Granted (#)     Fiscal Year%        ($/Sh)     Expiration Date
----              -----------     ------------        ------     ---------------


Mark Woodburn    3,000,000(1)         50%          $.011/share     January 2011

Terry LaCore     6,000,000(2)         100%         $.011/share     January 2011


(1) Includes options issued to Benchmark Consulting Group, an affiliate of Mr. Woodburn, exercisable for 3,000,000 shares of common stock. Such options were subsequently assigned to the LaCore and Woodburn Partnership in September 2002 with respect to which Mr. Woodburn is a general partner. See "Option Agreements" below.

(2) Includes (i) options exercisable for 3,000,000 shares assigned by Benchmark Consulting Group to the LaCore and Woodburn Partnership with respect to which Mr. LaCore is a general partner and (ii) options granted to Mr. LaCore exercisable for 3,000,000 shares of common stock. See "Option Agreements" below.


Consulting Agreement
--------------------

      In January 2001, the Company entered into a consulting contract with Benchmark Consulting Group, an affiliate of Mark Woodburn, the Company's sole director, President and Chief Financial Officer, pursuant to which Benchmark agreed to advise the Company in connection with the acquisition of, startup of, and/or merger with other companies introduced to, the Company by Benchmark, and any divesture of , the Company 's assets, subsidiaries, or the sale of, the Company itself. The Company issued to Benchmark options to purchase an aggregate of 3,000,000 shares of Common Stock at an exercise price of $.011 per share. In September, 2002 such options were assigned to the LaCore and Woodburn Partnership, a general partnership. See "Option Agreements" below.

Option Agreements
-----------------

      On January 18, 2001, the Company granted an option (the "LaCore Option") to Terry LaCore, the Chief Executive Officer of Lexxus International, Inc. and a nominee for a director of the Company. The LaCore Option provided Mr. LaCore with the right to purchase 3,000,000 shares of the Company's common stock at an exercise price of $.011 per share for period of ten (10) years. In addition, the LaCore Option provided Mr. LaCore with certain non-dilution protection. In the event that the Company issued shares of common stock or securities exercisable or exchangeable for, or convertible into, shares of common stock, the LaCore Option automatically became exercisable for additional shares of common stock such that the option holder had the right to purchase a total number of shares of common stock equal to ten (10%) of the number of shares of the Company's common stock outstanding on fully diluted basis (the "Additional Shares"). The exercise price for the Additional Shares was equal to the amount paid by investors for the additional shares issued by the Company. As of October 14, 2002, the LaCore Option was amended (i) to delete the non-dilution provisions and (ii) to fix the exercise price at $.011 (the original exercise price). As a result, the LaCore Option, as amended, is presently exercisable for 3,000,000 shares of Common Stock at an exercise price of $.011 per share.

      As of October 14, 2002, in exchange for Mr. LaCore's execution of the amendment to the LaCore Option and as compensation for Mr. LaCore's exemplary performance of his duties as CEO of Lexxus International, Inc., the Company granted to Mr. LaCore options exercisable for 57,000,000 shares of common stock at an exercise price of $.01 per share (the "New LaCore Option"). The New LaCore Option is exercisable for a period of ten (10) years and contains cashless exercise provisions, but does not contain any anti-dilution provisions.

      On January 18, 2001, the Company granted an option (the "Benchmark Option") to Benchmark Consulting Group, an affiliate of Mark Woodburn, the Company's President, Chief Financial Officer and sole director. The Benchmark Option provided Benchmark Consulting Group with the right to purchase 3,000,000 shares of the Company's common stock at an exercise price of $.011 per share for period of ten (10) years. In addition, the Benchmark Option provided Benchmark Consulting Group with certain non-dilution protection. In the event that the Company issued shares of common stock or securities exercisable or exchangeable for, or convertible into, shares of common stock, the Benchmark Option automatically became exercisable for additional shares of common stock such that the option holder had the right to purchase a total number of shares of common stock equal to ten (10%) of the number of shares of the Company's common stock outstanding on fully diluted basis (the "Additional Shares"). The exercise price for the Additional Shares was equal to the amount paid by investors for the shares issued by the Company. As of October 14, 2002, the Benchmark Option was amended (i) to delete the non-dilution provisions and (ii) to fix the exercise price at $.011 (the original exercise price). As a result, the Benchmark Option, as amended, is presently exercisable for 3,000,000 shares of Common Stock at an exercise price of $.011 per share. In September 2002, the Benchmark Option was assigned to the LaCore and Woodburn Partnership, a general partnership owned by Messrs. LaCore and Woodburn (the "Partnership").

      As of October 14, 2002, in exchange for Partnership's execution of the amendment to the Benchmark Option and as compensation for Mr. Woodburn's exemplary performance of his duties as President and Chief Financial Officer of the Company, the Company issued to the Partnership options exercisable for 57,000,000 shares of common stock at an exercise price of $.01 per share (the "Partnership Option"). The Partnership Option is exercisable for a period of ten (10) years and contains cashless exercise provisions, but does not contain any anti-dilution provisions.

         Security Ownership Of Certain Beneficial Owners And Management
         --------------------------------------------------------------

      The following table sets forth information as of the Record Date with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. See "Compensation of Directors and Executive Officers."

                                   Amount and
                                   Nature of                     Percentage
Name and Address                   Beneficial                    (%) of
of Beneficial Owner(1)             Ownership(2)                  Class(2)
----------------------             ------------                  --------

Mark D. Woodburn(3)                61,295,337(4)                  11.7%

Terry LaCore(5)                    122,590,674(6)                 21.0%

The Endeavor Capital                41,659,783                     9.0%
Investment Fund SA
Cumberland House
27 Cumberland Street
Nassau, New Providence
the Bahamas

NuEworld.com                        36,000,000                     7.8%
Commerce, Inc.
2255 Glades Road
Suite 219A
Boca Raton, Florida
33431

Directors and Officers             122,590,674(4)(6)              21.0%
   as a Group (2 persons)

------------------

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Natural Health Trends Corp., 5605 N. MacArthur Blvd. 11th Floor, Irving, Texas 75038

(2) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K of the Securities Act of 1933 and Rule 13(d)-3 of the Securities Exchange Act, and based upon 462,873,100 shares of Common Stock outstanding.

(3) Mr. Woodburn serves as the President, Chief Financial Officer, Secretary and Director of the Company.

(4) Includes (i) 1,295,337 shares held by the LaCore and Woodburn Partnership, a general partnership owned by Messrs. Woodburn and LaCore and (ii) 60,000,000 shares of common stock issuable upon the exercise of options held by the LaCore and Woodburn Partnership.

(5) Mr. LaCore is the CEO of Lexxus International, Inc., a subsidiary of the Company, and is a nominee to the Company's Board of Directors.

(6) Includes (i) 1,295,337 shares held by LaCore and Woodburn Partnership, a general partnership owned by Messrs. Woodburn and LaCore, (ii) 60,000,000 shares issuable upon the exercise of options held by the LaCore and Woodburn Partnership, and (iii) 60,000,000 shares issuable upon the exercise of options held by Mr. LaCore.

Certain Transactions

      As of December 31, 2001, the Company owed approximately $70,000 to Robert
L. Richards, its former president and a former director, in connection with liabilities assumed in connection with the acquisition by the Company of Kaire International, Inc. in February 1999.

See "Consulting Agreement" and "Option Agreements" for other related party transactions.

      The Company believes that the transactions between the Company and any of the officers, directors and/or five percent (5%) shareholders have been on terms no less favorable to the Company than could have been obtained from independent third parties. Future transactions, if any, between the Company and any of its officers, directors, and/or five percent (5%) shareholders will be on terms no less favorable to the Company than could be obtained from independent third parties and will be approved by a majority of the independent, disinterested directors. In addition, any forgiveness of indebtedness of officers, directors or five percent (5%) shareholders will be approved by a majority of disinterested directors who do not have an interest in the transactions and who have access, at the Company's expense, to counsel.


                                  PROPOSAL TWO

                               REVERSE STOCK SPLIT
                               -------------------

General
-------

      The shareholders of the Company are being asked to effect a one-for-one hundred reverse stock split of the outstanding Common Stock of the Company (the "Reverse Stock Split"). The Reverse Stock Split may be considered a modification or exchange of securities invoking the requirements of Item 12 of Rule 14a-101 of the Exchange Act. In compliance therewith, the Company has attached hereto its (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 and (ii) Quarterly Report on Form 10QSB for the quarter ended September 30, 2002, which are incorporated by reference herein.

      The Board of Directors believes that it would be in the best interests of both the Company and its shareholders to effect the Reverse Stock Split which has been adopted by the Board of Directors, subject to approval of the Company's shareholders. Approval will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The Board of Directors reserves the right, notwithstanding any such shareholder approval and without further action by the shareholders, not to proceed with the Reverse Stock Split, if, at any time prior to filing the relevant implementing documents with the Secretary of State of the State of Florida, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

      Assuming that Proposal Five is approved by the holders of a majority of the outstanding shares of Common Stock, the Company is authorized to issue 500,000,000 shares of Common Stock, $.001 par value, of which 462,873,100 shares were issued and outstanding at the close of business on the Record Date. The Company is also authorized to issue 1,500,000 shares of Preferred Stock, $1,000.00 par value, none of which were issued and outstanding at the close of business on the Record Date. As proposed and if effected, the Reverse Stock Split would reduce the number of issued and outstanding shares of Common Stock to approximately 4,628,731, but would not reduce the number of authorized shares. The proposed Reverse Stock Split would not affect any stockholder's proportionate equity interest in the Company. Neither the par value of the Common Stock or Preferred Stock nor any rights presently accruing to holders of Common Stock or Preferred Stock would be affected by this transaction.

      To effect the Reverse Stock Split stockholder approval is sought to amend
Article IV of the Company's Articles of Incorporation relating to the authorized capital stock by inserting the following paragraph:

            "Each one hundred (100) shares of the Corporation's common stock, $.001 par value per share, issued and outstanding as of the close of business on the date these Articles of Amendment is filed, shall automatically and forthwith upon such filing be converted into and reclassified as one (1) share of the Corporation's common stock, $.001 par value per share; provided however, that no fractional interests resulting from such conversion and reclassification shall be issued, but in lieu thereof, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by one hundred (100) will be entitled, to receive one (1) additional share of common stock for any fractional share they may otherwise be entitled to receive."

      Reasons for the Proposed Reverse Stock Split. The Company's Common Stock is traded on the OTC Bulletin Board. On February 3, 2003, the Company's Common Stock had a closing price of $.02.

      The Board of Directors believes that a relatively low stock price may affect not only the liquidity of the Common Stock, but also its ability to raise additional capital through the sale of equity securities. Thus, the Company believes that the anticipated increase in trading price is expected to be attractive to the financial community, the investing public, and to users of the Company's products. However, there can be no assurances as to what effect the Reverse Stock Split will have on the market price of, or the market for, the Common Stock. While one may expect a 100 fold increase in the per share trading price of the Common Stock, this may not occur. The Reverse Stock Split is expected to increase the number of "odd-lot" Common Stock holdings (i.e., holdings of a number of shares that is not divisible by 100), which may be more difficult to sell and may also result in increased costs.

      The Board of Directors is hopeful that a decrease in the number of shares of Common Stock outstanding, as a consequence of the proposed Reverse Stock Split, and the anticipated corresponding increase price per share will stimulate interest in the Common Stock and possibly promote greater liquidity for the Common Stock with respect to those shares presently outstanding. However, the possibility does exist that such liquidity could be adversely affected by the reduced number of shares which would be outstanding if the proposed Reverse Stock Split is effected.

      Exchange of Stock Certificates. If the Reverse Stock Split is approved by the Company's shareholders and becomes effective, the Company will instruct its transfer agent to act as its exchange agent (the "Exchange Agent") and to act for holders of Common Stock in implementing the exchange of their certificates.

      On or promptly after the effective date of the Reverse Stock Split (the "Effective Date"), shareholders will be notified and requested to surrender their certificates representing shares of pre-Reverse Stock Split Common Stock to the Exchange Agent in exchange for certificates representing post-Reverse Stock Split common stock ("New Common Stock"). One share of New Common Stock will be issued in exchange for each one hundred (100) presently issued and outstanding shares of Common Stock and for any fraction thereof (as described in the following paragraph). Beginning on the Effective Date, each certificate representing shares of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of shares of New Common Stock.

      Liquidation of Fractional Shares. No scrip or fractional certificates will be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of pre-Reverse Stock Split Common Stock not evenly divisible by one hundred (100) will be entitled to receive, upon surrender to the Exchange Agent, of certificates representing such shares, one (1) additional share of Common Stock for any such fractional shares. Shareholders may now hold "odd lots" as a result of the Reverse Stock Split and as such may be subject to increased transaction costs on the sale of their Common Stock. Shareholders are encouraged to surrender their certificates to the Exchange Agent for certificates evidencing whole shares of the Common Stock due them for fractional interests.

      Federal Income Tax Consequences. The Reverse Stock Split should not result in the recognition of gain or loss for federal income tax purposes (except in the case of additional shares received for fractional shares as described below). The holding period of a shareholder's New Common Stock will include the shareholder's holding period for the shares of Common Stock exchanged therefor, provided that such shares of Common Stock were held as a capital asset. The adjusted basis of the shares of New Common Stock will be the same as the adjusted basis of the Common Stock exchanged therefor, reduced by the basis applicable to the receipt of additional shares in lieu of fractional shares described below.

      A shareholder who receives an additional whole share in lieu of any fractional shares will be treated as if the Company has issued to such shareholder the fraction of a share required to round the fractional shares that he or she would have otherwise received. Such shareholder should generally recognize gain or loss, as the case may be, measured by the difference between the number of additional shares received and the basis of his old Common Stock applicable to such fractional shares had they actually been issued. Such gain or loss shall be a capital gain or loss (if such stockholder's Common Stock was held as a capital asset), any such capital gain or loss shall generally be long-term capital gain or loss to the extent such stockholder's holding for his Common Stock exceeds twelve months.

      No Dissenter's Rights. Under Florida law, shareholders are not entitled to dissenter's rights of appraisal with respect to the Reverse Stock Split.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends a vote FOR approval of the Reverse Stock Split, unless marked to the contrary, proxies received from stockholders will be voted in favor of the Reverse Stock Split.


                                 PROPOSAL THREE

                       ADOPTION OF 2002 STOCK OPTION PLAN
                       ----------------------------------

      As of November 18, 2002, the Board of Directors of the Company, subject to stockholder approval, adopted the 2002 Stock Option Plan (the "2002 Plan"). The purpose of the 2002 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants and independent contractors of the Company or of any parent or subsidiary thereof, each as defined through reference to a 50% ownership threshold, may be granted incentive stock options and/or nonqualified stock options to purchase shares of Common Stock in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide an additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates by encouraging stock ownership in the Company. A copy of the 2002 Plan is attached as Annex A to this Proxy Statement and the description of the 2002 Plan set forth below is qualified in its entirety by reference to the full text of the 2002 Plan. In addition, the Company makes no guarantee as to the tax consequences described below with respect to the grant or exercise of an option, or sale of the stock covered by an option.

Description of the 2002 Plan

      The maximum number of shares of Common Stock with respect to which awards may be presently granted pursuant to the 2002 Plan is one million (1,000,000) shares (such number assumes the consummation of the Reverse Stock Split described in Proposal Two). Shares issuable under the 2002 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

      Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), the 2002 Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee, such as the Compensation Committee, of two or more members of the Board to administer the 2002 Plan, by such committee (the "Plan Administrator"). Except for the terms and conditions explicitly set forth in the 2002 Plan, and subject to applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.

      Options granted under the 2002 Plan may be "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Code or stock options which are not incentive stock options ("Non-Incentive Options" and, collectively with Incentive Options, hereinafter referred to as "Options"). Each Option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any Option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof. During an optionee's lifetime, any Incentive Options granted under the Plan are personal to such optionee and are exercisable solely by such optionee.

      The Plan Administrator can determine at the time the Option is granted in the case of Incentive Options, or at any time before exercise in the case of Non-Incentive Options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by:

            (a) delivery of shares of Common Stock of the Company held by an optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

            (b) delivery of a properly executed notice of exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; or

            (c) delivery of a properly executed notice of exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the Option exercise price.

      To the extent permitted by applicable law, the Plan Administrator may also permit any participant to pay the option exercise price upon exercise of an Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the participant exceed the sum of (i) the aggregate option exercise price (less the par value of those shares) plus (ii) any federal, state and local income and employment tax liability incurred by the participant in connection with the option exercise.

      Upon a merger or consolidation in which securities possessing more than 25% of the total combined voting power of the Company's outstanding securities are transferred to a person different from the person holding those securities immediately prior to such transaction, the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company the sale, transfer or other disposition of all or substantially all of the Company's assets to an unrelated entity, or a change in the identity of more than three (3) directors over a two-year period each, a ("Corporate Transaction"), any award carrying a right to exercise that was not previously exercisable shall become fully exercisable, the restrictions, deferral limitations and forfeiture conditions applicable to any other award granted shall lapse and any performance conditions imposed with respect to awards shall be deemed to be fully achieved. Notwithstanding the foregoing, any Option granted to an employee shall not become fully vested until such time as the employee experiences an involuntary termination of employment (other than on account of misconduct).

      Incentive Options granted under the 2002 Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered other than by will or under the laws of descent and distribution, except that the Plan Administrator may permit transfers of awards for estate planning purposes if, and to the extent, such transfers do not cause a participant who is then subject to Section 16 of the Exchange Act to lose the benefit of the exemption under Rule 16b-3 for such transactions.

      Additional rules apply under the Code to the grant of Incentive Options. For instance an Incentive Option must be exercised within 10 years after the date of grant, unless granted to an individual owning more than 10% of the Company's stock, in which case the exercise period may not exceed five (5) years. Similarly, an Incentive Option must be granted at an exercise price that equals or exceeds 100% of the fair market value of the underlying stock at the time of grant, a threshold that is increased to 110% of such fair market value in the case of a grant to an individual owning more than 10% of the Company's stock.

      For federal income tax purposes, the grant to an optionee of a Non-Incentive Option generally will not constitute a taxable event to the optionee or to the Company. Upon exercise of a Non-Incentive Option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to federal income tax withholding. Upon recognition of income by the optionee, the Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the Non-Incentive Option. Upon the subsequent sale of the

Common Stock received upon exercise of the Non-Incentive Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.

      For federal income tax purposes, in general, neither the grant nor the exercise of an Incentive Option will constitute a taxable event to the optionee or to the Company, assuming the Incentive Option qualifies as an "incentive stock option" under Code ss.422. If an optionee does not dispose of the Common Stock acquired upon exercise of an Incentive Option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee's hands. The statutory holding period is the later of two years from the date the Incentive Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Incentive Option. If the statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the Incentive Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold (or later tax recognition date) in an amount equal to the lesser of (i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock, or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for such Common Stock; the Company may then claim a deduction for the amount of such compensation income.

      The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.

      The Board may amend, alter, suspend, discontinue or terminate the 2002 Plan at any time, except that any such action shall be subject to stockholder approval at the annual meeting next following such Board action if such stockholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for stockholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 2002 Plan may materially impair the rights of any participant with respect to any vested Option granted before amendment without such participant's consent. Unless terminated earlier by the Board, the 2002 Plan shall terminate upon the earliest to occur of (i) November 17, 2012, (ii) 10 years after the date or which the Board approves the 2002 Plan or (iii) the date on which all shares of Common Stock available for issuance under the 2002 Plan shall have been issued as vested shares. Upon such 2002 Plan termination, all Options and unvested stock issuances outstanding under the 2002 Plan shall continue to have full force and effect in accordance with the provisions of the agreements.

New Plan Benefits
-----------------

      It is presently not determinable as to whether any benefits or amounts will be received by or allocated to the Company's executive officers, directors or employees. Further, had the 2002

Stock Plan been in effect during the last completed fiscal year, none of the Company's executive officers, directors or employees would have received benefits or amounts under the 2002 Stock Plan.

For the fiscal year ended December 31, 2001, no equity securities were authorized for issuance by the Company under any compensation plans.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends a vote FOR approval of the adoption of the 2002 Plan. Unless marked to the contrary, proxies received from shareholders will be voted in favor of the 2002 Plan.

                                  PROPOSAL FOUR

         RATIFICATION OF THE APPOINTMENT OF THE FIRM OF SHERB & CO., LLP
         ---------------------------------------------------------------
                 INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY
                 ----------------------------------------------

      The Board of Directors concluded that the continued engagement of Sherb & Co., LLP as the Company's independent public accountants for the 2002 fiscal year was in the best interests of the Company. The affirmative vote of the holders of a majority of the total votes cast on this proposal is needed to ratify the appointment of the firm of Sherb & Co., LLP as independent public accountants for the Company. The Company has been advised that a representative of Sherb & Co., LLP will be present at the meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Sherb & Co., LLP as independent public accountants for the Company. Unless marked to the contrary, proxies received from shareholders will be voted in favor of the ratification of the appointment of Sherb & Co., LLP as independent public accountants for the Company for fiscal year ended December 31, 2002.

                                  PROPOSAL FIVE

              RATIFICATION OF PRIOR AMENDMENT TO CHARTER INCREASING
              -----------------------------------------------------
                               AUTHORIZED SHARES
                               -----------------

      A recent review of the Company's official corporate records, undertaken with the aid of corporate counsel, reveals that on January 17, 2001 an amendment to the Company's Articles of Incorporation was filed with the Secretary of State of the State of Florida (the "Prior Amendment") increasing the number of authorized shares of Common Stock from 50,000,000 to 500,000,000 was approved by the Board of Directors, but not submitted for a vote to the Company's shareholders.

      The Board of Directors determined, upon the advice of corporate counsel, to now submit the Prior Amendment to the Company's shareholders for ratification. Any failure by the Company's shareholders to ratify the Prior Amendment, and thereby fully authorize these shares, may result in their status as outstanding shares of the capital stock of the Company as being uncertain, as a legal matter. Moreover, if this Proposal is not approved by shareholders, the Board of Directors may determine to abandon the Reverse Stock Split set forth in Proposal Number Two, notwithstanding its approval by the shareholders.

      The Board of Directors unanimously recommends a vote FOR the Ratification of the Prior Amendment.

STOCKHOLDER PROPOSALS AND SUBMISSIONS
FOR THE COMPANY'S 2003 ANNUAL MEETING

If any stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the 2003 Annual Meeting of shareholders, that proposal must be presented to the Company's secretary prior to March 15, 2003.

Upon the written or oral request by any shareholder, the Company undertakes to deliver, without change to the requesting shareholder, a copy of the Company's Quarterly Reports on Form 10-QSB incorporated by reference in this Proxy Statement. Requests should be directed to the Company at 5605 N. MacArthur Boulevard, 11th Floor, Irving, Texas 75038, and the telephone number is 972-819-2035.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.


                                      NATURAL HEALTH TRENDS CORP.


February 13, 2003                     By:
                                          -------------------------------------
                                          Mark D. Woodburn
                                          President and Chief Financial Officer

                                                                         ANNEX A


                                 2002 STOCK PLAN

                           NATURAL HEALTH TRENDS CORP.

                             2002 STOCK OPTION PLAN
                             ----------------------


                                   ARTICLE ONE

                               GENERAL PROVISIONS
                               ------------------


    I.      Purpose of the Plan

            The Natural Health Trends Corp. 2002 Stock Option Plan (the "Plan") is intended to assist Natural Health Trends Corp., a Florida corporation (the "Company"), and its Related Entities (as defined in the Appendix) in recruiting and retaining employees, directors, officers, agents, consultants, independent contractors and advisors (collectively, "Participants"), and in compensating Participants by enabling them to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company, its Related Entities and its shareholders.

            Capitalized terms used and not otherwise defined shall have the meanings assigned to such terms in the attached Appendix.

    II.     Structure of the Plan

            Pursuant to the Plan, eligible persons may, at the discretion of the Administrator, be granted options ("Stock Options") to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock"). The Stock Options granted under the Plan are intended to be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Code or options that do not meet the requirements of Incentive Stock Options ("Non-Statutory Stock Options").

    III.    Administration of the Plan

            A. The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Options upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. The Administrator may decide, in its sole discretion, to exempt any grant of Stock Options to a Participant who is a "covered employee" within the meaning of Section 162(m)(3) of the Code from any applicable limitations of
Section 162(m) of the Code by requiring decisions as to the grant of such Stock Options to be made by a committee of the Board comprised of two or more "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3). The foregoing terms may include conditions (in addition to those contained in this Plan) on the exercisability, transferability or forfeitability of all or any part of a Stock Option, including, by way of example and not limitation, requirements that the Participant complete a specified period of employment with or service to the Company or a Related Entity, that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return.

Notwithstanding any such conditions, the Administrator may, in its sole discretion, accelerate the time at which a Stock Option may be exercised, transferred or become nonforfeitable. The Administrator shall have the absolute discretion to determine whether specific grants shall be of Incentive Stock Options or Non-Statutory Stock Options. In addition, the Administrator shall have complete authority to interpret all provisions of the Plan, to prescribe the form of the documents evidencing the grant of Stock Options under the Plan ("Agreements"), to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of the Plan shall be final and conclusive. Neither the Administrator nor any member of the Board shall be liable for any act done in good faith with respect to the Plan, any Agreements or Stock Options. All expenses of administering this Plan shall be borne by the Company.

            B. The Board, in its discretion, may appoint a committee of the Board and delegate to such committee all or part of the Board's authority and duties with respect to the Plan. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board's delegate or delegates that were consistent with the terms of the Plan.

    IV.     Eligibility

            A. The persons eligible to participate in the Plan are as follows:

               (i) Employees, directors and officers of the Company or any Related Entity;

               (ii) non-employee members of the Board or non-employee members of the board of directors of any Related Entity; and

               (iii) consultants, agents and other independent advisors who provide services to the Company or to any Related Entity.

    V.      Stock Subject to the Plan

            A. Shares Issued. Upon the exercise of a Stock Option, the Company may issue to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock or reacquired Common Stock.

            B. Aggregate Limit. The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed one hundred million (100,000,000) shares (on a pre-reverse stock split basis).

            C. Reallocation of Shares. If a Stock Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Stock Option or portion thereof may be reallocated to other Stock Options to be granted under the Plan and shall be counted against the maximum number of shares set forth in the last sentence of B above. Unvested shares issued under the Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent Stock Options under the Plan.

            D. Stock Split; Recapitalization. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class, without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number of shares of Common Stock issuable under the Plan and (ii) the number of shares of Common Stock and the exercise price per share in effect under each outstanding Stock Option, in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more shares of the Company's preferred stock which are outstanding on the date of issuance of any Stock Option into shares of Common Stock.

                                   ARTICLE TWO

                               STOCK OPTION GRANTS
                               -------------------

    I.      Stock Option Terms

            Each Stock Option shall be evidenced by an Agreement, consisting of one or more documents in the form approved by the Administrator; provided, however, that each such document shall comply with the terms specified below. Each Agreement evidencing an Incentive Stock Option, shall, in addition, be subject to the provisions of the Plan applicable to Incentive Stock Options.

            A. Exercise Price.

            1. The exercise price per share for Common Stock purchased upon the exercise of a Non-Statutory Stock Option shall be determined by the Administrator on the date of grant.

            2. The exercise price per share of Common Stock purchased upon the exercise of an Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than the Fair Market Value on the date the Incentive Stock Option is granted; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time such Incentive Stock Option is granted, is a 10% Stockholder, the exercise price per share of Common Stock purchased upon the exercise of such Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than one hundred and ten percent (110%) of the Fair Market Value on the date such Incentive Stock Option is granted.

            3. Unless otherwise provided by the Agreement, the exercise price shall become immediately due upon exercise of a Stock Option and shall, subject to the provisions of Section I of Article Three and the Agreement, be payable in cash or check made payable to the Company.

            4. Should the Common Stock be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") at the time a Stock Option is exercised, then the exercise price may also be paid as follows:

                  (i) in shares of Common Stock held for the lesser of (A) six months or (B) the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

                  (ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

            Notwithstanding the foregoing, payment of the applicable exercise pursuant to this Section I.A.4 is subject to the approval of the Administrator (which approval may be delayed, conditioned or withheld in its sole and absolute discretion) and compliance with applicable law. In addition, an officer or director of the Company or any Related Entity may pay the exercise price of a Stock Option in shares of Common Stock only if the stockholder approval or "non-employee director" approval requirements described in Article III, Section VIII are satisfied. Moreover, no "cashless exercise" under this Plan shall be permitted by the Administrator if such cashless exercise would contravene any provision of applicable law.

            Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

            B. Effect of Termination of Service.

            1. The following provisions shall govern the exercise of any Stock Options held by a Participant at the time of cessation of Service or death:

                  (i) Should the Participant cease to remain in Service for any reason other than death, Disability or Misconduct, then the Participant shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding Stock Option held by such Participant.

                  (ii) Should Participant's Service terminate by reason of Disability, then the Participant shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding Stock Option held by such Participant.

                  (iii) If the Participant dies while holding an outstanding Stock Option, then the personal representative of his or her estate or the person or persons to whom the Stock Option is transferred pursuant to the Participant's will or the laws of descent and distribution shall have a period of twelve (12) month following the date of the Participant's death during which to exercise each outstanding Stock Option previously held by such Participant.

                  (iv) Under no circumstances, however, shall any such Stock Option be exercisable after the specified expiration of the option term.

                  (v) During the applicable post-Service exercise period, the Stock Option may not be exercised in the aggregate for more than the number of vested shares for which the Stock Option is exercisable on the date of the Participant's cessation of Service. Upon the expiration of the applicable post-Service exercise period or (if earlier) upon the expiration of the option term, the Stock Option shall terminate and cease to be outstanding for any vested shares for which the Stock Option has not been exercised. However, the Stock Option shall, immediately upon the Participant's cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the Stock Option is not otherwise at the time exercisable or in which the Participant is not otherwise at that time vested.

                  (vi) Should Participant's Service be terminated for Misconduct, then all outstanding Stock Options held by the Participant shall terminate immediately and cease to remain outstanding.

                  (vii) Notwithstanding (i), (ii) or (iii) above, in the case of the grant of a Non-Statutory Stock Option, the exercise period shall extend for such period of time following cessation of Service or death as the Administrator shall set forth in the applicable Agreement.

            2. The Administrator shall have the discretion, exercisable either at the time a Stock Option is granted or at any time while the Stock Option remains outstanding, to:

                  (i) extend the period of time for which the Stock Option is to remain exercisable, following a Participant's cessation of Service or death, from the limited period otherwise in effect for that Stock Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the option term; and/or

                  (ii) permit the Stock Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such Stock Option is exercisable at the time of the Participant's cessation of Service but also with respect to one or more additional installments in which the Participant would have vested under the Stock Option had the Participant continued in Service.

            C. Stockholder Rights. The holder of a Stock Option shall have no stockholder rights with respect to the shares subject to the Stock Option until such person shall have exercised the Stock Option, paid the exercise price and become the record holder of the purchased shares.

            D. Unvested Shares. The Administrator shall have the discretion to grant Stock Options which are exercisable for unvested shares of Common Stock. Should the Participant cease Service while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedures for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right; provided, however, that no such repurchase right shall be exercised by the Company earlier than six (6) months following the later of (i) the date on which the Stock Option is granted or (ii) the date of which the Stock Option is exercised.

            E. Limited Transferability of Stock Options. During the lifetime of the Participant, an Incentive Stock Option shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant's death.

     II.    Incentive Stock Options

            The terms specified below shall be applicable to all Incentive Stock Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Three shall be applicable to Incentive Stock Options. Stock Options which are specifically designated as Non-Statutory Stock Options shall not be subject to the terms of this Section II.

            A. Eligibility. Incentive Stock Options may only be granted to Employees.

            B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date, provided, however, that in the case of an Incentive Stock Option granted to a 10% Stockholder, the exercise price per share of Common Stock purchased upon the exercise of such Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than one-hundred and ten percent (110%) of the Fair Market Value on the date such Incentive Stock Option is granted.

            C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any Related Entity) may for the first time become exercisable as Incentive Stock Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars

($100,000). To the extent the Employee holds two (2) or more such Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such Incentive Stock Options are granted.

            D. Term of Incentive Stock Options. The maximum period in which an Incentive Stock Option shall be exercisable shall be ten (10) years from the date of grant, provided, however, that if any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

            E. Holding Period. Except as permitted under the Code, Participant shall not have the right to sell, pledge, hypothecate or otherwise transfer any share of Common Stock acquired pursuant to the exercise of any Incentive Stock Option prior to the later of (i) two (2) years from the date of the grant of the Incentive Stock Option or (ii) one (1) year after the transfer to him of such share of Common Stock.

     III.   Corporate Transaction

            A. The shares subject to each Stock Option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such Stock Option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that Stock Option and may be exercised for any or all of those shares as fully vested shares of Common Stock; provided, however, that shares of Common Stock subject to an outstanding Stock Option granted to an Employee shall not automatically vest pursuant to this Section III, A until such time as the Employee experiences an Involuntary Termination following such Corporate Transaction.


            B. The portion of any Incentive Stock Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation set forth in
Section II, C above is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Incentive Stock Option shall be exercisable as a Non-Statutory Option under the Code.

            C. The grant of Stock Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.    Cancellation and Regrant of Stock Options

            The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding Stock Options under the Plan and to grant in substitution therefor new Stock Options covering the same or different number of shares of Common Stock, but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date. No such replacement Stock Option shall be granted with a lower exercise price than the Stock Option for which it is substituted either six (6) months before or six
(6) months after the cancellation.

                                  ARTICLE THREE

                                  MISCELLANEOUS
                                  -------------

      I.    Financing

            To the extent permitted by applicable law, the Administrator may permit any Participant to pay the option exercise price upon exercise of a Stock Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Administrator in its sole discretion. In no event may the maximum credit available to the Participant exceed the sum of
(i) the aggregate option exercise price (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Participant in connection with the option exercise.

      II.   Effective Date and Term of Plan

            A. The Plan shall become effective on the date on which it is adopted by the Board (the "Effective Date"), provided, however, that if the Plan is not approved by a vote of the shareholders of the Company within twelve (12) months after the Effective Date, the Plan and any benefits granted under the Plan shall terminate.

            B. The Plan shall terminate upon the earliest to occur of (i) November 17, 2012, (ii) ten (10) years from the Effective Date or (iii) the date on which all shares of Common Stock available for issuance under the Plan shall have been issued as vested shares. In addition the Board, in its sole discretion, may terminate the Plan at any time and for any reason it deems appropriate. Upon Plan termination, all Stock Options and vested stock issuances outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the Agreements.

      III.  Amendment of the Plan

            A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Stock Options or vested stock issuances at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require the approval of the Company's shareholders pursuant to applicable laws and regulations.

            B. Stock Options may be granted under the Plan which are in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued shall be held in escrow until there is obtained the approval of the Company's shareholders of an amendment sufficiently increasing the number of shares of

Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised Stock Options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Company shall promptly refund to the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate under Section 1274(d) of the Code) for the period the shares of Common Stock were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

      IV.   Use of Proceeds

            Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

      V.    Withholding

            The Company's obligation to deliver shares of Common Stock upon the exercise of any Stock Options under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

      VI.   Regulatory Approvals

            The implementation of the Plan, the granting of any Stock Options under the Plan and the issuance of any shares of Common Stock upon the exercise of any Stock Option shall be subject to the Company's procurement of all approvals and permits as the Company, in its sole discretion determines to be required by regulatory authorities having jurisdiction over the Plan and the Stock Options granted under it.

      VII.  No Employment or Service Rights

            Nothing in the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Related Entity employing or retaining a Participant, which rights are hereby expressly reserved, to terminate a Participant's Service at any time for any reason, with or without cause.

      VIII. Grants to Officers and Directors

            Notwithstanding any provision of this Plan to the contrary a Stock Option granted to an officer or director of the Company or any Related Entity must be (i) approved by the Board or a Committee of the Board comprised solely of two or more "non-employee directors" within the meaning of Rule 16b-3(b)(3) of the Exchange Act or (ii) approved by the Company's shareholders or ratified by them, no later than the next Special meeting of the Company's shareholders, in accordance with Rule 16b-3(d)(2) of the Exchange Act. The foregoing requirement as to Board, non-employee director or stockholder approval shall not apply if the terms of the applicable Agreement provide that at least six (6) months must elapse from the date on which the Stock Option is granted to the date of disposition of the Stock Option (other than upon exercise or conversion) or such Stock Option's underlying shares of Common Stock.

      IX.   Sarbanes-Oxley Act Compliance

            Notwithstanding any provision of the Plan to the contrary, the Administrator, in accordance with any applicable rules or regulations promulgated by the Securities and Exchange Commission (the "SEC") and/or the United States Department of Labor, shall (i) notify in a timely manner any Participant qualifying as a beneficial owner of more than 10% of any class of equity security of the Company or any Related Entity registered under Section 12 of the Exchange Act or an officer or director of the Company or any Related Entity (each, a "reporting person" or "insider") of any transaction occurring under the Plan or any Agreement on or after August 29, 2002 that requires reporting by the reporting person or insider on SEC Form 4 or 5, as applicable, each as revised pursuant to amendments to Exchange Act rules 16a-3, 16a-6 or 16a-8, as applicable, made by the SEC pursuant to Section 403 of the Sarbanes-Oxley Act of 2002, P.L. No. 107-204 (the "Act"); and (ii) otherwise comply with all notice, disclosure and reporting requirements applicable to the Plan pursuant to such Act.

                                APPENDIX to PLAN
                                ----------------


      The following definitions shall be in effect under the Plan:

            A. Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

            B. Board shall mean the Company's Board of Directors.

            C. Code shall mean the Internal Revenue Code of 1986, as amended.

            D. Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

            E. Corporate Transaction shall mean any of the following stockholder-approved transactions to which the Company is a party or affecting the composition of the Board, as the case may be:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

                  (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company,

                  (iii) the sale, transfer or other disposition of all or substantially all of the Company's assets to an entity which, immediately prior to such transfer, is not a Related Entity, or

                  (iv) a change in the identity of more than three (3) members of the Board over any two-year period.

      For purposes of this definition, "substantially all" shall mean at least 90% of the fair market value of the Company's net assets and at least 70% of the fair market value of the Company's gross assets, such fair market value to be determined by the Administrator in its sole discretion immediately prior to the transfer. "Net Assets" shall mean total assets as reported on the Company's most recent audited financial statements issued prior to the transfer less any short-term liabilities. "Gross Assets" shall mean total assets as reported on such financial statements.

            F. Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. An individual shall not be considered to have experienced Disability unless a determination of such is made by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.

            G. Employee shall mean an individual who is in the employ of the Company or any Related Entity, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

            H. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, the SmallCap Market or the OTC Bulletin Board, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market, the SmallCap Market or the OTC Bulletin Board, as the case may be. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market or SmallCap Market or the OTC Bulletin Board, then the Fair Market Value shall be determined by the Administrator taking into account such factors, as the Administrator shall deem appropriate, which are determinative of an arm's length transaction between a willing seller and a willing buyer, neither being under an obligation to transact business, including but not limited to appropriate price to sales ratio factors.

            I. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

                  (i) such individual's involuntary dismissal or discharge by the Company for reasons other than Misconduct, or

                  (ii) such individual's voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, or (B) a reduction in his or her level of "base salary", as determined by the Administrator in its sole discretion, by more than 80 percent (80%) over a continuous 12-month period.

            J. Misconduct shall having the meaning ascribed to such term or words of similar import in the Participants written employment or service contract with the Company or any Related Entity and, in addition, shall include
(i) the Participant's breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Participant for the benefit of the Company or any Related Entity, as determined by the Administrator in its sole discretion; (ii) the Participant's conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude;
(iii) the Participant's commission any act of fraud, embezzlement or dishonesty with respect to the funds or property of the Company or any Related Entity; (iv) any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Company or any Related Entity; or (v) any other intentional misconduct by the Participant adversely affecting the business or affairs of the Company or any Related Entity in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Administrator may consider as grounds for the dismissal or discharge of any Participant on account of "Misconduct".

            K. Related Entity A "parent corporation" of the Company or a "subsidiary corporation" of the Company within the meaning of Section 424(e) and
(f) of the Code respectively.

            L. Service shall mean the provision of services to the Company or any Related Entity by a person in the capacity of an Employee, a non-employee member of the Board or the Board of Directors of any Related Entity or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

            M. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

            N. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Related Entity).

                                                                         ANNEX B


                     AMENDMENT TO ARTICLES OF INCORPORATION

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           NATURAL HEALTH TRENDS CORP.
                           ---------------------------


Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Article IV is hereby amended by inserting the following paragraph after the first paragraph of Article IV:

            Each one hundred (100) shares of the Corporation's common stock, $.001 par value per share, issued and outstanding as of the close of business on the date this Articles of Amendment is filed, shall be converted into one (1) share of the Corporation's common stock, $.001 par value per share, so that each share of the corporation's common stock issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued, but in lieu thereof, shareholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by one hundred (100) will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to receive one
      (1) additional share of common stock for any fractional share they may be entitled to.

SECOND: The date of amendment's adoption: March ___, 2003

THIRD: Adoption of Amendment(s) (CHECK ONE)

      [X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

      [ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                  "The number of votes cast for the amendment(s) was/were sufficient for approval by ________________________________."
                                                     (voting group)


      [ ] The amendment was adopted by the board of directors on _____, 2003 without shareholder action and shareholder action was not required.

      [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

FOURTH: The amendment to the articles of incorporation does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the division or combination exceeding the percentage of authorized shares that were unissued before the division or combination.

FIFTH:  This amendment shall become effective on March __, 2003.

Signed this __ day of March, 2003


                                           _____________________________________
                                           Mark D. Woodburn
                                           President and Chief Financial Officer

                                                                           PROXY
                           NATURAL HEALTH TRENDS CORP.

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING ONE OF THE BOXES ([FOR] [WITHHOLD AUTHORITY] [AGAINST] OR [ABSTAIN]) NEXT TO EACH OF THE FIVE (5) PROPOSALS

            The undersigned hereby appoint(s) Mark Woodburn as a proxy (the "Proxy") for the undersigned, with the power of substitution and resubstitution to vote any and all shares of capital stock of Natural Health Trends Corp. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on March 11, 2003, at 10 A.M. central standard time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of and proxy statement for the Special Meeting (receipt of which is hereby acknowledged):

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NO. 1, 2, 3, 4 AND 5.

1.          ELECTION OF DIRECTORS
            ---------------------

                  VOTE

            [ ] FOR ALL nominees listed below EXCEPT as marked to the contrary below

            [ ] WITHHOLD AUTHORITY to vote for ALL nominees listed below (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

            [ ]   ABSTAIN

Mark D. Woodburn and Terry LaCore.

2.          APPROVAL OF THE REVERSE STOCK SPLIT
            -----------------------------------

            [ ]   FOR the Reverse Stock Split

            [ ]   AGAINST

            [ ]   ABSTAIN

3.          ADOPTION OF THE 2002 STOCK PLAN
            -------------------------------

            [ ]   FOR the Adoption of the 2002 Stock Plan

            [ ]   AGAINST

            [ ]   ABSTAIN

4. RATIFICATION OF THE APPOINTMENT OF SHERB & CO., LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR ENDED DECEMBER 31, 2002

            [ ]   FOR the Ratification of the Appointment of Sherb & Co., LLP

            [ ]   AGAINST

            [ ]   ABSTAIN

5.          RATIFICATION OF A PRIOR AMENDMENT TO ARTICLES OF INCORPORATION

            [ ] FOR the Ratification of a Prior Amendment to Articles of Incorporation

            [ ]   AGAINST

            [ ]   ABSTAIN


            THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE TWO NOMINEES NAMED IN ITEM 1, (2) FOR THE APPROVAL OF THE REVERSE STOCK SPLIT NAMED IN ITEM 2, (3) FOR THE ADOPTION OF THE 2002 STOCK PLAN IN ITEM 3, (4) FOR THE RATIFICATION OF THE APPOINTMENT OF SHERB & CO., LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR ENDED DECEMBER 31, 2002 IN ITEM 4,
(5) FOR THE RATIFICATION OF A PRIOR AMENDMENT TO THE ARTICLES OF INCORPORATION IN ITEM 5 AND (5) IN THE DISCRETION OF THE PROXY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

            In his discretion, Mark Woodburn (or his substitute (s)) is authorized to vote upon such other business as may properly come before the meeting.

            Please mark, sign, date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATURAL HEALTH TRENDS CORP.

                                    Dated:___________________________________


                                    _________________________________________
                                    Signature

                                    _________________________________________
                                    Signature if jointly owned:

                                    _________________________________________
                                    Print name:

Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

             PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE